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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 2002, except as to the conversion of subordinated partnership units described in Note 18 which is as of December 16, 2002, relating to the consolidated financial statements and financial statement schedules, which appears in UGI Corporation's Annual Report on Form 10-K for the year ended September 30, 2002.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 2, 2003